UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  October 31, 2008

PROGINET CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30151	11-3264929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Garden City Plaza, Garden City, New York	11530
(Address of Principal Executive Offices)	(Zip Code)

(516) 535-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01   Entry into a Material Definitive Agreement.

On October 31, 2008, Proginet Corporation (“Proginet”) entered into an Asset Exchange Agreement (the “Asset Exchange Agreement”), with Beta Systems Software of North America, Inc., a Delaware corporation ("Beta America"), and Beta Systems Software of Canada Ltd., a Canadian body corporate ("Beta Canada"), effective as of October 1, 2008.  Under the Asset Exchange Agreement, Proginet (i) has transferred to Beta Canada all of its intellectual property rights, and books and records, relating to Proginet’s Secur-Pass products, and (ii) is assigning to Beta America, subject to receipt of the consent of the relevant counterparties, its customer, maintenance and service agreements relating to Proginet’s Secur-Pass products, in exchange for Beta Canada’s transfer to Proginet of all of its intellectual property rights, and Beta America’s transfer to Proginet, subject to receipt of the consent of the relevant counterparties, of its customer, maintenance and service agreements, each relating to the Harbor NSM and Harbor HFT products.  The Asset Exchange Agreement contains customary representations and warranties and indemnities of the parties.

Proginet also entered into a Support Services Agreement (the “Services Agreement”), with Beta Canada on October 31, 2008, under which Beta Canada will provide to Proginet certain maintenance and support services for Proginet’s CFI Suite and the Harbor NSM and Harbor HFT products.  The Services Agreement is effective October 1, 2008 and will continue in effect for two years with automatic one year renewal terms thereafter, subject to certain non-renewal and termination rights.  Proginet has agreed to compensate Beta Canada a percentage of the gross maintenance revenue received by Proginet in respect of the support services provided by Beta Canada under the Services Agreement.

On October 31, 2008, Proginet entered into a Secur-Line Products License Agreement (the “Secur-Line License Agreement”), with Beta America under which Proginet has licensed to Beta America, on a non-exclusive basis,  intellectual property rights relating to Proginet’s Secur-Line products, effective October 1, 2008.  The consideration for the license is certain retained customer payments and receivables generated under various contracts being assigned to Beta America.

Proginet is assigning to Beta America, under the Asset Exchange Agreement and subject to receipt of the consent of the relevant counterparties, its customer, maintenance and service agreements relating to the Secur-Line intellectual property and technology rights licensed under the Secur-Line License Agreement.  The Secur-Line associated agreements are being assigned in consideration of certain royalty fees, payable by Beta America to Proginet, based on gross revenue received by Beta America during the license term under such agreements.  Proginet has agreed, in turn, to pay to Beta America commissions equal to a percentage of such gross revenue.  The term of the Secur-Line License Agreement expires on October 1, 2028, at which point the underlying license grant will continue but be deemed to be fully-paid and royalty-free.  All requirements to make royalty and commission payments will continue until October 1, 2028.  The primary purpose of the license grant is to permit Beta America to provide support services under the Secur-Line associated agreements assigned under the Asset Exchange Agreement and to further license the relevant intellectual property.

Under a Master Distributor Agreement (the “Master Distributor Agreement”), entered into on October 31, 2008 between Beta Systems Software AG, a German corporation (“Beta Germany”), and Proginet,  Beta Germany or any of its distributors, subsidiaries or associated companies, has become the exclusive distributor, subject to certain exceptions, for Proginet’s CFI Suite and the Harbor NSM and Harbor HFT products (Proginet’s file transfer product suite) in Europe and certain other countries specified therein.  Beta has also agreed to provide certain maintenance and support services to certain eligible customers under the Master Distributor Agreement.  The term of the Master Distributor Agreement is from October 1, 2008 through July 31, 2011, subject to earlier termination by either party for cause.  Under the Master Distributor Agreement, Proginet has agreed to compensate Beta Germany a percentage of gross annual license and maintenance and support services revenue collected by Beta Germany under the Master Distributor Agreement.  Beta Germany has guaranteed certain revenue minimums which it will be obligated to pay Proginet annually.

A copy of the press release announcing the entry into the agreements described above is furnished with this report as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

d)	Exhibits.

	Exhibit No.	Decription

	99.1	Press release issued by Proginet on November 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proginet Corporation
(Registrant)

Date:	November 6, 2008	By:	/s/ Sandison Weil
		Name:	Sandison Weil
		Title:	President/Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 3, 2008